Exhibit 10.2
January 17, 2023

Shawn Lisle
1332 Blue Hills Ave.
Bloomfield, CT 06002

Re: Separation Letter Agreement

Dear Mr. Lisle:
This Separation Letter Agreement (the “Agreement”) sets forth our agreement regarding your termination of employment with Kaman Corporation and its related subsidiaries and affiliated entities (collectively, the “Company”), effective January 27, 2023.

1.SEPARATION. Your last day of employment with the Company will be January 27, 2023 (the “Transition Date”), and you hereby resign, effective upon the close of business on the Transition Date, from all of your positions at the Company, including but not limited to Senior Vice President, General Counsel, Chief Ethics and Compliance Officer and Assistant Secretary and all other offices and directorships you hold with the Company or any affiliate without further action on either your part or by the relevant entity. You agree to execute and deliver any documents reasonably necessary to effectuate such resignations, and hereby irrevocably appoint Richard S. Smith, Jr., with the power to act to be your attorney-in-fact to execute any such documents and do anything in your name to effect such resignations. You may take vacation from the date hereof through the Transition Date; provided, however, that you will fulfill your obligations as an officer through the Transition Date and work with your successor to assist in the reasonable transition of ongoing matters and work to be agreed upon at mutually convenient times.

2. ACCRUED AMOUNTS. The Company will pay or provide to you at such time or times as required by applicable law or the terms of the applicable Company plan, program, policy or arrangement (i) any unpaid base salary through the Transition Date and your annual bonus with respect to calendar year 2022 (to the extent earned based on actual performance, any such amount to be paid at the time such bonus payments are made to calendar year 2022 annual bonus plan participants generally); (ii) reimbursement for any unreimbursed expenses incurred through the Transition Date in accordance with the Company business expense reimbursement policy; (iii) the balance of your deferred compensation account, including all supplemental deferred compensation contributions; (iv) your 2020 LTIP as described in Section 4.b.(iii) herein; and (v) the other payments and benefits to which you are entitled under the terms of the applicable compensation arrangements and benefit plans or programs maintained by the Company or any of its subsidiaries (collectively, “Accrued Amounts”). In accordance with Company policy, you are not eligible for a payout of accrued and unused vacation or paid time off.

3.TERMINATION OF CHANGE IN CONTROL AGREEMENT. Effective immediately, the Amended and Restated Change in Control Agreement between you and Kaman Corporation, effective June 8, 2022 (the “Change in Control Agreement”) shall terminate, and neither you nor the Company will have any further rights or obligations thereunder.

4.TERMINATION PAYMENTS. In consideration of the covenants and releases contained in this Agreement, and in lieu of any other payments which may be due under the terms of your employment with the Company, the Company agrees to provide you with the following termination payments and benefits:

a.Subject to your execution of this Agreement and the release attached hereto as Exhibit A (the “Release”), each to be executed no later than 2:30 p.m. (EST) on January 17, 2023:

i.SEVERANCE. The Company will pay to you, no later than January 27, 2023, a lump-sum severance payment in the gross amount of $50,000, which amount, along with the other amounts described herein, shall be subject to applicable withholding.

ii.LETTER OF RECOMMENDATION. The Company will provide you with a letter of recommendation, the substance of which has been agreed upon by you and the Company. The letter will be the only substantive response that the Company, Ian Walsh or the Board of Directors will provide to reference checks. You will direct any requests for recommendations or related inquiries to the Company’s Chief Human Resources Officer and the Chief Human Resources Officer shall provide the letter of recommendation.

b.Subject to your execution of the release attached hereto as Exhibit B (the “Second Release”) following the Transition Date, and your not revoking the Second Release within the revocation period set forth therein:

i.FURTHER SEVERANCE. The Company will pay to you, within ten business days after the effective date of the Second Release, a lump-sum severance payment in the gross amount of $950,000, which amount, along with the other amounts described herein, shall be subject to applicable withholding.

ii.TREATMENT OF EQUITY AWARDS. Each of your performance-based restricted stock unit awards with respect to which the performance period has not yet been completed as of the Transition Date shall, to the extent earned based on the final performance during the applicable performance period, be payable at the time that any such long-term performance award is paid to other award recipients, and any such payment will be made to you on a pro-rata basis (determined by multiplying the portion of the award you would have received based upon actual performance under such awards had your employment continued through the end of the performance period by a fraction, the numerator which is the number of days you remained employed with the Company during the award’s performance period through the Transition Date and the denominator of which is the total number of days during the award’s performance period). Your unvested time-vesting restricted stock awards and nonqualified stock options will become fully vested upon the effectiveness of the Second Release.

iii.TREATMENT OF CASH LTIP. You will remain eligible to receive a cash-based long-term performance award payout for the performance period of January 1, 2020 through December 31, 2022 (the “2020 LTIP”), to the extent earned, payable in cash, at the time and under the same terms that any such 2020 LTIP payments are made to other similarly situated executives.

iv.LIFE INSURANCE. The Company will transfer to you any and all rights and incidents of ownership to all insurance policies owned by or otherwise maintained by the Company that insure your life, which transfers shall occur no later than 10 business days after the effective date of the Second Release; provided, that in no event shall the Company transfer any rights or incidents of ownership with respect to any such policy that is related to the funding of any deferred compensation plan or arrangement maintained by the Company or any of its subsidiaries. You will be responsible for all premiums following the Transition Date. The Company agrees to cooperate with you and to provide you with reasonable assistance and access to information and documentation in order to fully effectuate such insurance policy transfers.

v.MOBILE PHONE AND PHONE NUMBER. Notwithstanding Section 9 of this Agreement, you shall be permitted to retain (A) the phone number associated with the Company-issued mobile phone provided to you and (B) the Company-issued mobile phone, conditional on the Company confirming the mobile phone has no Company information on it.

vi.PAYMENT OF LEGAL FEES. The Company will pay your reasonable attorneys’ fees in connection with the negotiation of this Agreement, up to a maximum of $20,000, to be paid directly to Bernabei & Kabat, PLLC within ten (10) business days of receipt of an invoice from Bernabei & Kabat, PLLC in respect of services rendered in this matter and a Form W-9 completed by Bernabei & Kabat, PLLC.

5.COMPANY REPRESENTATION. The Company represents that it is not aware of any claims that it may have against you in connection with your employment by the Company.

The Company expressly waives, releases and discharges any and all claims, demands, causes of action, obligations, judgments, damages and liabilities against Employee that may be waived, released or discharged by law against you, in each case, other than any claims, demands, causes of action, obligations, judgments, damages and liabilities arising out of or attributable to: (i) intentional malicious acts or material omissions by Employee taking place after the Parties’ execution of this Agreement; (ii) Employee’s breach of any terms and conditions of this Agreement; and (iii) any criminal activities involving fraud or theft by Employee during Employee’s employment with the Company and for which Employee is convicted by a court of law.

6.CONFIDENTIALITY; SCOPE OF DISCLOSURE OBLIGATIONS.

a.Following the Transition Date, you agree that you shall not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any person, any nonpublic, proprietary or confidential information, knowledge or data relating to the Company, any of its subsidiaries, affiliated companies or businesses or any of their respective customers , which shall have been obtained by you during the course of your employment with the Company. The foregoing shall not apply to information that (i) was known to the public prior to its disclosure to you; (ii) becomes known to the public subsequent to disclosure to you through no wrongful act of you or any of your representatives; or (iii) you are required to disclose by applicable law, regulation or legal process (provided that you provide the Company with prior notice of the contemplated disclosure if permitted by law to do so, and reasonably cooperate with the Company at its sole expense in seeking a protective order or other appropriate protection of such information). Notwithstanding clauses (i) and (ii) of the preceding sentence, your obligation to maintain such disclosed information in confidence shall not terminate where only portions of the information are in the public domain.

b.Nothing in this Agreement prohibits you at any time from communicating with government agencies about possible violations of federal, state, or local laws or otherwise providing information to government agencies or participating in government agency investigations or proceedings. You are not required to notify the Company of any such communications; provided, however, that nothing herein authorizes the disclosure of information you obtained through a communication that was subject to the attorney-client privilege, except as permitted by clause (iii) of Section 6(a). Further, notwithstanding your confidentiality and nondisclosure obligations, you are hereby advised as follows pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

7.EMPLOYEE AND CUSTOMER NON-SOLICITATION.

a.You hereby agree that, in consideration of the payments and benefits provided for in Section 4 of this Agreement, for the one-year period immediately following the Transition Date you will not, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity, knowingly solicit, aid or induce any managerial level employee of the Company or any of its subsidiaries or affiliates or any member of the administrative staff of the legal department to leave such employment in order to accept employment with or render services to or with any other person, firm, corporation or other entity unaffiliated with the Company or knowingly take any action to materially assist or aid any other person, firm, corporation or other entity in identifying or hiring any such employee (provided, that the foregoing shall not be violated by general advertising not targeted at Company employees nor by serving as a reference for an employee with regard to an entity with which you are not affiliated).

b.You further understand and acknowledge that because of your experience with and relationship to the Company, you have had access to and learn about the Customer Information of the Company, its subsidiaries or affiliates. “Customer Information” includes, but is not limited to, names, phone numbers, addresses, email addresses, order history, order preferences, chain of command, decision makers, pricing information, and other information identifying facts and circumstances specific to the customer and relevant to sales or services. You will not use or disclose any Customer Information.

8.NON-DISPARAGEMENT. You agree not to make any public statements that disparage the Company, its respective affiliates, officers, directors, products or services. The Company, on behalf of itself and each of its subsidiaries, agrees not to make by press release or other official Company communication, and to instruct the officers of the Company and the members of the Kaman Corporation Board of Directors not to make any statements in any format, whether written, verbal or otherwise, that disparage you. Notwithstanding the foregoing, truthful statements made in the course of sworn testimony in administrative, judicial or arbitral proceedings (including, without limitation, depositions in connection with such proceedings) or otherwise as required by law shall not be subject to this Section 8.

9.RETURN OF COMPANY PROPERTY AND RECORDS. Except as noted at Section 4.b.v, you agree that on or before the Transition Date you will surrender to the Company in good condition (reasonable wear and tear excepted) all property and equipment belonging to the Company and will return all nonpublic records kept by you outside of the workplace located at 1332 Blue Hills Avenue, Bloomfield, Connecticut that contain the names, addresses or any other information specific to customers or customer contacts of the Company, or concerning any proprietary or confidential information owned by the Company, or any nonpublic or confidential operational or financial documents that were developed by or provided to you during your employment with the Company.

10.ASSIGNMENT OF INVENTIONS. You will promptly communicate and disclose in writing to the Company all inventions and developments including software, whether patentable or not, as well as patents and patent applications (hereinafter collectively, “Inventions”), made, conceived, developed, or purchased by you, or under which you acquire the right to grant licenses or to become licensed, alone or jointly with others, which have arisen or jointly with others, which have arisen or which arise out of your provision of services to the Company, or relate to any matters directly pertaining to, the business of the Company or any of its subsidiaries. All of your right, title and interest in, to, and under all such Inventions, licenses, and right to grant licenses shall be the sole property of the Company. As to all such Inventions, you will, upon request of the Company execute all documents which the Company deems necessary or proper to enable it to establish title to such Inventions or other rights, and to enable it to file and prosecute applications for letters patent of the United States and any foreign country; and do all things (including the giving of evidence in suits and other proceedings) which the Company deems necessary or proper to obtain, maintain, or assert patents for any and all such Inventions or to assert its rights in any Inventions not patented.

11.RULES OF PROFESSIONAL CONDUCT. Nothing in this Agreement, including, but not limited to, Sections 7 and 8, shall prohibit or otherwise limit your right to practice law or take any other action that cannot be prohibited or limited under Rules of Professional Conduct applicable to you.

12.EQUITABLE RELIEF AND OTHER REMEDIES. You and the Company acknowledge and agree that the other party’s remedies at law for a breach or threatened breach of any of the provisions of Sections 6 through 11 of this Agreement would be inadequate and, in recognition of this fact, the parties agree that, in the event of such a breach or threatened breach, in addition to any remedies at law, the other party, without posting any bond, shall be entitled to seek equitable relief in the form of specific performance, temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

13.REFORMATION. If it is determined by a court of competent jurisdiction in any state that any restriction in Sections 6 through 11 of this Agreement is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of you and the Company that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

14.SECTION 409A COMPLIANCE. It is intended that any amounts payable and benefits provided under this Agreement shall either be exempt from or comply with Section 409A of the Code so as not to subject you to payment of any interest, penalties or additional tax imposed under Section 409A. If and to the extent that you or the Company reasonably determines that any amount payable or benefit provided under this Agreement would fail to satisfy any applicable requirement of Section 409A and trigger the additional tax and/or penalties or interest imposed by Section 409A, the parties shall negotiate in good faith and use reasonable efforts to modify this Agreement to bring it into compliance with Section 409A; provided, however, that nothing herein shall adversely affect your entitlement to any compensation or benefits hereunder. Based upon current law, the Company does not intend to report any compensation payable to you hereunder as being in non-compliance with Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representation or warranty and shall have no liability to you or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A but do not satisfy an exemption from, or the conditions of, such section.

15.NOTICE. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery if delivered by hand, (b) on the first business day following the date of deposit if delivered by guaranteed overnight delivery service, or (c) on the fourth business day following the date delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

    If to you: at any address shown on the records of the    Company, or to any subsequent address to

be provided in writing to the Company at the address below, who will ensure that the records of the Company are promptly updated.

    If to the Company:
    Kaman Corporation
    1332 Blue Hills Avenue, P.O. Box 1
    Bloomfield, CT 06002
    Attention: Senior Vice President and General Counsel

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

16.SECTION HEADINGS; INCONSISTENCY. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement. If there is any inconsistency between this Agreement and any other agreement (including but not limited to any option, stock, long-term incentive or other equity award agreement), plan, program, policy or practice (collectively, “Other Provision”) of the Company, the terms of this Agreement shall control over such Other Provision; provided, however, that nothing in this Agreement shall adversely affect your entitlement to the Accrued Amounts.

17.PRIOR AGREEMENTS. This Agreement supersedes and replaces any and all prior agreements, including the Change in Control Agreement (collectively, the “Prior Agreements”) between the Company and you. By signing this Agreement, you acknowledge that the Prior Agreements are terminated and cancelled except as otherwise provided herein, and you release and discharge the Company from any and all obligations and liabilities heretofore or now existing under or by virtue of such Prior Agreements, it being the intention of the parties hereto that this Agreement effective immediately shall supersede and be in lieu of the Prior Agreements (except to the extent payments or benefits are due thereunder as of the Transition Date (as contemplated in Section 2 hereof).

18.NO ASSIGNMENT. This Agreement is personal to each of the parties hereto. No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto, except that the Company may assign this Agreement to any successor to all or substantially all of the business and/or assets of the Company provided the Company shall require such successor to expressly assume and agree in writing to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place and shall deliver a copy of such assignment to you. In the event of your death following the Transition Date, any unpaid payments or benefits that are owed to you under this Agreement or under a Company-sponsored plan or program will be paid or provided to your estate (or to the extent a beneficiary(ies) has been designated in accordance with a plan or program).

19.SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity of unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

20.COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instruments. One or more counterparts of this Agreement may be delivered by facsimile, with the intention that delivery by such means shall have the same effect as delivery of an original counterpart thereof.

21.ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement, other than injunctive relief under Section 12 hereof or damages for breach of any of Sections 6 through 11 hereof, shall be settled exclusively by arbitration, conducted before a single arbitrator in Hartford, Connecticut administered by the American Arbitration Association (“AAA”) in accordance with its Employment Arbitration Rules then in effect. The single arbitrator shall be selected by the mutual agreement of you and the Company, unless the parties are unable to agree to an arbitrator, in which case, the arbitrator will be selected under the procedures of the AAA. The arbitrator will have the authority to permit discovery and to follow the procedures that the arbitrator determines to be appropriate. The arbitrator will have no power to award consequential (including lost profits), punitive or exemplary damages. The decision of the arbitrator will be final and binding upon the parties hereto. Judgment may be entered on the arbitrator’s award in any court having jurisdiction. You and the Company understand and agree that this arbitration provision is governed by the Federal Arbitration Act, 9, U.S.C., § 1, et seq., and that by entering into this arbitration provision they are waiving their respective rights to bring any dispute or controversy provided for in this Section 21 to court, including any right to a jury trial. You and the Company agree that such arbitration shall be conducted on an individual basis only, not a class or collective basis, and hereby waive any right to bring class wide or collective claims before any arbitrator or in any forum. THE PARTIES UNDERSTAND THAT BY AGREEING TO ARBITRATE DISPUTES THEY ARE WAIVING ANY RIGHT THEY MIGHT OTHERWISE HAVE TO A JURY TRIAL, SUBJECT TO APPLICABLE LAW.

22.MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer or director as may be designated by the Company’s Board of Directors. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement together with all exhibits hereto sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Connecticut without regard to its conflicts of law principles.

23.REPRESENTATIONS. You represent and warrant to the Company that you have the legal right to enter into this Agreement and to perform all of the obligations on your part to be performed hereunder in accordance with its terms and that you are not a party to any agreement or understanding, written or oral, which could prevent you from entering into this Agreement or performing all of your obligations hereunder. The Company represents and warrants to you that the Company has the legal right to enter into this Agreement and to perform all of the obligations on the Company’s part to be performed hereunder in accordance with its terms and that the Company is not a party to any agreement or understanding, written or oral, which could prevent the Company from entering into this Agreement or performing all of its obligations hereunder.

24.MITIGATION OF DAMAGES. In no event shall you be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to you under any of the provisions of this Agreement or any other agreement, program or plan, nor shall the amount of any payment hereunder be reduced by any compensation earned by you as a result of employment by another employer, except as set forth in this Agreement.

25.NO INTENDED EFFECT ON INDEMNITIES OR INSURANCE COVERAGES OTHERWISE IN PLACE. On and after the Effective Date, it is intended that you will continue to be covered by any indemnities or other rights of advancement, contribution or defense that are available to other similarly situated individuals under the terms of the Company’s or any parent or subsidiary of the Company’s articles of incorporation or by-laws or any applicable liability insurance coverage, as such may be modified in the ordinary course of business from time to time.

Very truly yours,

/s/ Ian K. Walsh
Ian K. Walsh
President and Chief Executive Officer

Acknowledged and Agreed:

/s/ Shawn G. Lisle
Shawn Lisle
Date: January 17, 2023

EXHIBIT A
FORM OF RELEASE

AGREEMENT AND GENERAL RELEASE
Kaman Corporation, its affiliates, subsidiaries, divisions, successors and assigns in such capacity, and the current, future and former employees, officers, directors, trustees, shareholders and agents thereof (collectively referred to throughout this Agreement as “Employer”), and Shawn Lisle (“Executive”), on behalf of himself and Executive’s heirs, executors, administrators, successors and assigns (collectively referred to throughout this Agreement as “Employee”) agree:
1.Last Day of Employment. Executive’s last day of employment with Kaman Corporation will be January 27, 2023.
2.Consideration. The parties acknowledge that this Agreement and General Release is being executed for good and valuable consideration and in accordance with Section 4.a of that certain Separation Letter Agreement by and between Executive and Kaman Corporation effective as of January 17, 2023 (the “Letter Agreement”).
3.General Release of Claims. Executive knowingly and voluntarily releases and forever discharges Employer from any and all claims, causes of action, demands, fees, rights, obligations and liabilities of any kind whatsoever, whether known or unknown, against Employer, that Employee has, has ever had or may have as of the date of execution of this Agreement and General Release, including, but not limited to, any alleged violation of:
- Title VII of the Civil Rights Act of 1964, as amended;
- The Civil Rights Act of 1991;
- Sections 1981 through 1988 of Title 42 of the United States Code, as amended;
- The Employee Retirement Income Security Act of 1974, as amended;
- The Immigration Reform and Control Act, as amended;
- The Americans with Disabilities Act of 1990, as amended;
- The Worker Adjustment and Retraining Notification Act, as amended;
- The Occupational Safety and Health Act, as amended;
- The Family and Medical Leave Act of 1993, as amended;
- The Equal Pay Act, as amended;
- The National Labor Relations Act, to the extent permitted by law;
- The Consolidated Omnibus Budget Reconciliation Act (“COBRA”), as amended and to the extent permitted by law;
- The Connecticut Fair Employment Practices Act – Conn. Gen. Stat. § 46a-51 et seq., as amended;

- The Connecticut Wage Laws – Conn. Gen. Stat. § 31-58 et seq., as amended;
- The Connecticut Statutory Provision Regarding Retaliation/Discrimination for Filing a Workers’ Compensation Claim – Conn. Gen. Stat. § 31-290a, as amended;
- The Connecticut Equal Pay Law – Conn. Gen. Stat. § 31-58(e) et seq., §§ 31-75 and 31-76, as amended;
- The Connecticut Family and Medical Leave Law – Conn. Gen. Stat. § 31-51kk et seq., as amended;
- The Connecticut Drug Testing Law – Conn. Gen. Stat. § 31-51t et seq., as amended;
- The Connecticut Whistleblower Law – Conn. Gen. Stat. § 31-51m(a) et seq., as amended;
- The Connecticut Free Speech Law – Conn. Gen. Stat. § 31-51q et seq., as amended;
- The Connecticut Age Discrimination and Employee Benefits Law – Conn. Gen. Stat. § 38a-543, as amended;
- The Connecticut Reproductive Hazards Law – Conn. Gen. Stat. § 31-40g et seq., as amended;
- The Connecticut AIDS Testing and Confidentiality Law - Conn. Gen. Stat. § 19a- 581 et seq., as amended;
- The Connecticut Electronic Monitoring of Employees Law – Conn. Gen. Stat. § 31-48b and d, as amended;
- The Connecticut Statutory Provision Regarding Protection of Social Security Numbers and Personal Information – Conn. Gen. Stat. § 42-470 et seq., as amended;
- The Connecticut Statutory Provision Regarding Concerning Consumer Privacy and Identity Theft – Public Act No. 09-239;
- The Connecticut OSHA, as amended;
- The Connecticut Paid Sick Leave law (originally P.A. 11-52), as amended;
- Any wage payment and collection, equal pay and other similar laws, acts and statutes of the State of Connecticut;
- Any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance;
- Any public policy, contract, tort, or common law; or
- Any allegation for costs, fees, or other expenses including attorney’s fees incurred in these matters.
4.Claims Not Released; Permitted Activities; Notice of Immunity Under the Defend Trade Secrets Act of 2016.
(a)Claims Not Released. Notwithstanding anything herein to the contrary, including the general release and waiver of claims, Employee does not waive, release or discharge: (i) Employee’s right to vested benefits, such as pension, retirement, equity, or welfare benefits, the rights under any pension plan or claims for benefits under any other employee benefit plan, policy or arrangement maintained by Employer or under COBRA and other Accrued Amounts (as such term is defined in the Letter Agreement); (ii) Executive’s rights under the provisions of the Letter Agreement which are expressly provided to survive termination of employment; (iii) Executive’s rights as a stockholder; (iv) any rights that Executive has, had, or may have to indemnification, advancement, contribution or defense, however arising, pursuant to and in accordance with applicable law, Employer’s articles of incorporation or by-laws or any applicable liability insurance coverage and (v) any rights that by law cannot be released or waived.
(b)Permitted Activities. Notwithstanding anything herein to the contrary, including the general release and waiver of claims, neither Executive nor Executive’s attorney shall be prohibited, restricted, limited or otherwise prevented from any of the following activities: (i) filing a charge or complaint with, or participating, testifying, or assisting in, any investigation, hearing, whistleblower proceeding or other proceeding before any federal, state, or loca; government agency; (ii) contacting, communicating with, reporting matters to, or otherwise participating in any whistleblower program administered by any federal, state, or local government agencies; (iii) filing a charge or complaint with the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), or any other securities regulatory agency or self-regulatory authority, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, or any other federal, state or local governmental agency or commission, self-regulatory agency, or legislative body (“Government Agencies”). Executive further understands that this Agreement and General Release does not limit Executive’s ability to report possible violations of applicable laws to the Government Agencies, communicate with any Government Agencies, including providing documents or other information, without notice to Employer; provided, however, that nothing herein authorizes the disclosure of information you obtained through a communication that was subject to the attorney-client privilege, unless you are required to disclose such information by applicable law, regulation or legal process (provided that you provide the Company with prior notice of the contemplated disclosure if permitted by law to do so, and reasonably cooperate with the Company at its sole expense in seeking a protective order or other appropriate protection of such information). This Agreement and General Release does not limit Employee’s right to receive an award for information provided to any Government Agencies. This general release of claims also excludes any claims made under state workers’ compensation or unemployment laws, or any claims which cannot be waived by law.
(c)Notice of Immunity Under the Defend Trade Secrets Act of 2016. Notwithstanding any other provision of this Agreement and General Release to the contrary, Employee will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed under seal in a lawsuit or other proceeding. If Employee files a lawsuit for retaliation by the Employer for reporting a suspected violation of law, Employee may disclose the Employer’s trade secrets to the Employee’s attorney and use the trade secret information in the court proceeding if the Employee files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
5.Affirmations. Executive affirms Employee has not filed, has not caused to be filed, and is not presently a party to, any claim, complaint, or action against Employer in any forum. Executive further affirms that Executive has been paid and/or has received all compensation, wages, bonuses, commissions, and/or benefits to which Executive may be entitled prior to the date of execution of this Release and no other compensation, wages, bonuses, commissions and/or benefits are due to Executive, other than those provided for in the Agreement and General Release. Executive also affirms Executive has no known workplace injuries.

6.Cooperation; Return of Property. Executive agrees to reasonably cooperate with Employer and its counsel in connection with any investigation, administrative proceeding or litigation relating to any matter that occurred during Executive’s employment in which Executive was involved or of which Executive has knowledge and Employer will pay for all of Executive’s out-of-pocket travel, delivery or similar expenses incurred and lost wages (or will provide reasonable compensation if Executive is not then employed) in providing such service to Employer. Executive represents that Executive has complied with Section 9 of the Letter Agreement regarding the return of property.
7.Governing Law and Interpretation. This Agreement and General Release shall be governed and conformed in accordance with the laws of the State of Connecticut without regard to its conflict of laws provisions. In the event Employee or Employer breaches any provision of this Agreement and General Release, Employee and Employer affirm either may institute an action to specifically enforce any term or terms of this Agreement and General Release. Should any provision of this Agreement and General Release be declared illegal or unenforceable by any court of competent jurisdiction and should the provision be incapable of being modified to be enforceable, such provision shall immediately become null and void, leaving the remainder of this Agreement and General Release in full force and effect. Nothing herein, however, shall operate to void or nullify any general release language contained in the Agreement and General Release.
8.No Admission of Wrongdoing. Employee agrees that neither this Agreement and General Release nor the furnishing of the consideration for this Release shall be deemed or construed at any time for any purpose as an admission by Employer of any liability or unlawful conduct of any kind.
9.Amendment. This Agreement and General Release may not be modified, altered or changed except upon express written consent of both parties wherein specific reference is made to this Agreement and General Release.
10.Entire Agreement. This Agreement and General Release sets forth the entire agreement between the parties hereto and fully supersedes any prior agreements or understandings between the parties; provided, however, that notwithstanding anything in this Agreement and General Release, the provisions in the Letter Agreement which are intended to survive termination of the Letter Agreement, including but not limited to those contained in Sections 6 through 11 thereof, shall survive and continue in full force and effect. Executive acknowledges Executive has not relied on any representations, promises, or agreements of any kind made to Executive in connection with Executive’s decision to accept this Agreement and General Release.
EXECUTIVE HAS READ THIS AGREEMENT IN ITS ENTIRETY AND UNDERSTANDS ALL OF ITS TERMS AND HAS BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS AGREEMENT AND GENERAL RELEASE.
HAVING ELECTED TO EXECUTE THIS AGREEMENT AND GENERAL RELEASE, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THE SUMS AND BENEFITS SET FORTH IN THE LETTER AGREEMENT, WHICH EXECUTIVE AGREES CONSTITUTES GOOD AND VALUABLE CONSIDERATION, EXECUTIVE FREELY, KNOWINGLY AND VOLUNTARILY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT AND GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EMPLOYEE HAS OR MIGHT HAVE AGAINST EMPLOYER.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Agreement and General Release as of the date set forth below:
KAMAN CORPORATION                    EXECUTIVE
By: /s/ Ian K. Walsh                     /s/Shawn G. Lisle
Name: Ian Walsh                         Shawn Lisle
Title: President and Chief Executive Officer
Date: January 17, 2023                     Date: January 17, 2023

EXHIBIT B
FORM OF SECOND RELEASE

AGREEMENT AND GENERAL RELEASE
Kaman Corporation, its affiliates, subsidiaries, divisions, successors and assigns in such capacity, and the current, future and former employees, officers, directors, trustees, shareholders and agents thereof (collectively referred to throughout this Agreement as “Employer”), and Shawn Lisle (“Executive”), on behalf of himself and Executive’s heirs, executors, administrators, successors and assigns (collectively referred to throughout this Agreement as “Employee”) agree:
1.Last Day of Employment. Executive’s last day of employment with Kaman Corporation was January 27, 2023.
2.Consideration. The parties acknowledge that this Agreement and General Release is being executed following January 27, 2023 for good and valuable consideration and in accordance with Section 4.b. of that certain Separation Letter Agreement by and between Executive and Kaman Corporation effective as of January 17, 2023 (the “Letter Agreement”).
3.Revocation. Executive may revoke this Agreement and General Release for a period of seven (7) calendar days following the day Executive executes this Agreement and General Release. Any revocation within this period must be submitted, in writing, to Employer and state, “I hereby revoke my acceptance of our Agreement and General Release.” The revocation must be personally delivered to Employer’s General Counsel, or his/her designee. This Agreement and General Release shall not become effective or enforceable until the revocation period has expired without Executive having revoked this Agreement and General Release during the seven (7)-day revocation period provided for herein. If the last day of the revocation period is a Saturday, Sunday, or legal holiday in Hartford, Connecticut, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday, or legal holiday.
4.General Release of Claims. Executive knowingly and voluntarily releases and forever discharges Employer from any and all claims, causes of action, demands, fees, rights, obligations and liabilities of any kind whatsoever, whether known or unknown, against Employer, that Employee has, has ever had or may have as of the date of execution of this Agreement and General Release, including, but not limited to, any alleged violation of:
- Title VII of the Civil Rights Act of 1964, as amended;
- The Civil Rights Act of 1991;
- Sections 1981 through 1988 of Title 42 of the United States Code, as amended;
- The Employee Retirement Income Security Act of 1974, as amended;
- The Immigration Reform and Control Act, as amended;
- The Americans with Disabilities Act of 1990, as amended;
- The Age Discrimination in Employment Act of 1967, as amended;
- The Older Workers Benefit Protection Act of 1990;
- The Worker Adjustment and Retraining Notification Act, as amended;

- The Occupational Safety and Health Act, as amended;
- The Family and Medical Leave Act of 1993, as amended;
- The Equal Pay Act, as amended;
- The National Labor Relations Act, to the extent permitted by law;
- The Consolidated Omnibus Budget Reconciliation Act (“COBRA”), as amended and to the extent permitted by law;
- The Connecticut Fair Employment Practices Act – Conn. Gen. Stat. § 46a-51 et seq., as amended;
- The Connecticut Wage Laws – Conn. Gen. Stat. § 31-58 et seq., as amended;
- The Connecticut Statutory Provision Regarding Retaliation/Discrimination for Filing a Workers’ Compensation Claim – Conn. Gen. Stat. § 31-290a, as amended;
- The Connecticut Equal Pay Law – Conn. Gen. Stat. § 31-58(e) et seq., §§ 31-75 and 31-76, as amended;
- The Connecticut Family and Medical Leave Law – Conn. Gen. Stat. § 31-51kk et seq., as amended;
- The Connecticut Drug Testing Law – Conn. Gen. Stat. § 31-51t et seq., as amended;
- The Connecticut Whistleblower Law – Conn. Gen. Stat. § 31-51m(a) et seq., as amended;
- The Connecticut Free Speech Law – Conn. Gen. Stat. § 31-51q et seq., as amended;
- The Connecticut Age Discrimination and Employee Benefits Law – Conn. Gen. Stat. § 38a-543, as amended;
- The Connecticut Reproductive Hazards Law – Conn. Gen. Stat. § 31-40g et seq., as amended;
- The Connecticut AIDS Testing and Confidentiality Law - Conn. Gen. Stat. § 19a- 581 et seq., as amended;
- The Connecticut Electronic Monitoring of Employees Law – Conn. Gen. Stat. § 31-48b and d, as amended;
- The Connecticut Statutory Provision Regarding Protection of Social Security Numbers and Personal Information – Conn. Gen. Stat. § 42-470 et seq., as amended;
- The Connecticut Statutory Provision Regarding Concerning Consumer Privacy and Identity Theft – Public Act No. 09-239;
- The Connecticut OSHA, as amended;
- The Connecticut Paid Sick Leave law (originally P.A. 11-52), as amended;
- Any wage payment and collection, equal pay and other similar laws, acts and statutes of the State of Connecticut;

- Any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance;
- Any public policy, contract, tort, or common law; or
- Any allegation for costs, fees, or other expenses including attorney’s fees incurred in these matters.
5.Claims Not Released; Permitted Activities; Notice of Immunity Under the Defend Trade Secrets Act of 2016.
(d)Claims Not Released. Notwithstanding anything herein to the contrary, including the general release and waiver of claims, Employee does not waive, release or discharge: (i) Employee’s right to vested benefits, such as pension, retirement, equity, or welfare benefits, the rights under any pension plan or claims for benefits under any other employee benefit plan, policy or arrangement maintained by Employer or under COBRA and other Accrued Amounts (as such term is defined in the Letter Agreement); (ii) Executive’s rights under the provisions of the Letter Agreement which are expressly provided to survive termination of employment; (iii) Executive’s rights as a stockholder; (iv) any rights that Executive has, had, or may have to indemnification, advancement, contribution or defense, however arising, pursuant to and in accordance with applicable law, Employer’s articles of incorporation or by-laws or any applicable liability insurance coverage and (v) any rights that by law cannot be released or waived.
(e)Permitted Activities. Notwithstanding anything herein to the contrary, including the general release and waiver of claims, neither Executive nor Executive’s attorney shall be prohibited, restricted, limited or otherwise prevented from any of the following activities: (i) filing a charge or complaint with, or participating, testifying, or assisting in, any investigation, hearing, whistleblower proceeding or other proceeding before any federal, state, or loca; government agency; (ii) contacting, communicating with, reporting matters to, or otherwise participating in any whistleblower program administered by any federal, state, or local government agencies; (iii) filing a charge or complaint with the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), or any other securities regulatory agency or self-regulatory authority, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, or any other federal, state or local governmental agency or commission, self-regulatory agency, or legislative body (“Government Agencies”). Executive further understands that this Agreement and General Release does not limit Executive’s ability to report possible violations of applicable laws to the Government Agencies, communicate with any Government Agencies, including providing documents or other information, without notice to Employer; provided, however, that nothing herein authorizes the disclosure of information you obtained through a communication that was subject to the attorney-client privilege, unless you are required to disclose such information by applicable law, regulation or legal process (provided that you provide the Company with prior notice of the contemplated disclosure if permitted by law to do so, and reasonably cooperate with the Company at its sole expense in seeking a protective order or other appropriate protection of such information). This Agreement and General Release does not limit Employee’s right to receive an award for information provided to any Government Agencies. This general release of claims also excludes any claims made under state workers’ compensation or unemployment laws, or any claims which cannot be waived by law.
(f)Notice of Immunity Under the Defend Trade Secrets Act of 2016. Notwithstanding any other provision of this Agreement and General Release to the contrary, Employee will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed under seal in a lawsuit or other proceeding. If Employee files a lawsuit for retaliation by the Employer for reporting a suspected violation of law, Employee may disclose the Employer’s trade secrets to the Employee’s attorney and use the trade secret information in the court proceeding if the Employee files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
6.Affirmations. Executive affirms Employee has not filed, has not caused to be filed, and is not presently a party to, any claim, complaint, or action against Employer in any forum. Executive further affirms that Executive has been paid and/or has received all compensation, wages, bonuses, commissions, and/or benefits to which Executive may be entitled prior to the date of execution of this Release and no other compensation, wages, bonuses, commissions and/or benefits are due to Executive, other than those provided for in the Agreement and General Release. Executive also affirms Executive has no known workplace injuries.
7.Cooperation; Return of Property. Executive agrees to reasonably cooperate with Employer and its counsel in connection with any investigation, administrative proceeding or litigation relating to any matter that occurred during Executive’s employment in which Executive was involved or of which Executive has knowledge and Employer will pay for all of Executive’s out-of-pocket travel, delivery or similar expenses incurred and lost wages (or will provide reasonable compensation if Executive is not then employed) in providing such service to Employer. Executive represents that Executive has complied with Section 9 of the Letter Agreement regarding the return of property.
8.Governing Law and Interpretation. This Agreement and General Release shall be governed and conformed in accordance with the laws of the State of Connecticut without regard to its conflict of laws provisions. In the event Employee or Employer breaches any provision of this Agreement and General Release, Employee and Employer affirm either may institute an action to specifically enforce any term or terms of this Agreement and General Release. Should any provision of this Agreement and General Release be declared illegal or unenforceable by any court of competent jurisdiction and should the provision be incapable of being modified to be enforceable, such provision shall immediately become null and void, leaving the remainder of this Agreement and General Release in full force and effect. Nothing herein, however, shall operate to void or nullify any general release language contained in the Agreement and General Release.
9.No Admission of Wrongdoing. Employee agrees that neither this Agreement and General Release nor the furnishing of the consideration for this Release shall be deemed or construed at any time for any purpose as an admission by Employer of any liability or unlawful conduct of any kind.
10.Amendment. This Agreement and General Release may not be modified, altered or changed except upon express written consent of both parties wherein specific reference is made to this Agreement and General Release.
11.Entire Agreement. This Agreement and General Release sets forth the entire agreement between the parties hereto and fully supersedes any prior agreements or understandings between the parties; provided, however, that notwithstanding anything in this Agreement and General Release, the provisions in the Letter Agreement which are intended to survive termination of the Letter Agreement, including but not limited to those contained in Sections 6 through 11 thereof, shall survive and continue in full force and effect. Executive acknowledges Executive has not relied on any representations, promises, or agreements of any kind made to Executive in connection with Executive’s decision to accept this Agreement and General Release.
EXECUTIVE HAS READ THIS AGREEMENT IN ITS ENTIRETY AND UNDERSTANDS ALL OF ITS TERMS. EXECUTIVE HAS BEEN ADVISED THAT EXECUTIVE HAS UP TO FORTY-FIVE (45) CALENDAR DAYS TO REVIEW THIS AGREEMENT AND GENERAL RELEASE (INCLUDING THE OLDER WORKERS BENEFIT PROTECTION ACT DISCLOSURE ATTACHED HERETO AS APPENDIX A) AND HAS

BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS AGREEMENT AND GENERAL RELEASE.
EMPLOYEE AGREES ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT AND GENERAL RELEASE DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL FORTY-FIVE (45) CALENDAR DAY CONSIDERATION PERIOD. EXECUTIVE ACKNOWLEDGES THAT EMPLOYEE IS WAIVING AND RELEASING CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED.
HAVING ELECTED TO EXECUTE THIS AGREEMENT AND GENERAL RELEASE, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THE SUMS AND BENEFITS SET FORTH IN THE LETTER AGREEMENT, WHICH EXECUTIVE AGREES CONSTITUTES GOOD AND VALUABLE CONSIDERATION, EXECUTIVE FREELY, KNOWINGLY AND VOLUNTARILY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT AND GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EMPLOYEE HAS OR MIGHT HAVE AGAINST EMPLOYER. THIS AGREEMENT SHALL NOT BECOME EFFECTIVE UNTIL THE EIGHTH (8TH) DAY AFTER EXECUTIVE SIGNS, WITHOUT TIMELY REVOKING, THIS AGREEMENT AND GENERAL RELEASE. NO PAYMENTS DUE TO EXECUTIVE UNDER SECTION 4.B OF THE LETTER AGREEMENT SHALL BE MADE OR BEGIN BEFORE THE DATE THIS AGREEMENT AND GENERAL RELEASE BECOMES IRREVOCABLE PURSUANT TO ITS TERMS.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Agreement and General Release as of the date set forth below:
KAMAN CORPORATION                    EXECUTIVE
By: ____________________                    _______________________
Name:     _________________                    Shawn Lisle
Title: __________________
Date: __________________                    Date: __________________